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                                                                   EXHIBIT 23.02






            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated June 15, 2007, relating to the consolidated financial statements of Benihana Inc. and subsidiaries (the "Company") and management's report on the effectiveness of internal control over financial reporting incorporated by reference in the Annual Report on Form 10-K of the Company for the year ended April 1, 2007.



DELOITTE & TOUCHE LLP

Fort Lauderdale, Florida
June 15, 2007